UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 13, 2009

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 13, 2009, The Children's Place Retail Stores, Inc. (the "Company") made a prepayment in the aggregate amount of approximately $47,000,000 of the outstanding principal amount of its obligations under the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of July 31, 2008, among the Company, as borrower, and The Children’s Place Services Company, LLC, The Children’s Place (Virginia), LLC, The Children’s Place Canada Holdings, Inc., thechildrensplace.com, inc. and Twin Brook Insurance Company, Inc., as the guarantors, on the one hand (collectively, the "Note Parties"), and Sankaty Advisors, LLC, as collateral agent, Crystal Capital Fund Management, L.P., as syndication agent, and the note purchasers named therein (collectively, the "Note Purchasers"), on the other hand.  Pursuant to the Note Purchase Agreement, the Note Parties were required, within 10 days of the earlier of delivery by the Note Parties to the Note Purchasers of a certificate (the "Excess Cash Flow Certificate") setting forth the Company's Excess Cash Flow (as defined below) for the fiscal year ended January 31, 2009 ("Fiscal 2008") or the delivery to the Note Purchasers of the audited annual financial statements for Fiscal 2008, to prepay the outstanding principal amount of the obligations due under the Note Purchase Agreement in an amount equal to 50% of the aggregate Excess Cash Flow for Fiscal 2008.  The Company is also permitted to prepay an additional amount equal to 25% of the Excess Cash Flow.  For purposes hereof, the term “Excess Cash Flow” for Fiscal 2008 means the net income of the Company and its consolidated subsidiaries, plus interest expense, taxes, depreciation, amortization and other non-cash charges and certain extraordinary and non-recurring items, reduced by cash payments in respect of interest expense, taxes, capitalized lease obligations and certain extraordinary and non-recurring items, as adjusted for any net change in working capital and certain foreign cash balances, all determined for such fiscal year on a consolidated basis in accordance with Generally Accepted Accounting Principles in the United States and as described with greater specificity in the Note Purchase Agreement.

On April 3, 2009, the Company delivered to the Note Purchasers the Excess Cash Flow Certificate, which reflected Excess Cash Flow for Fiscal 2008.  In accordance with the terms of the Note Purchase Agreement, on April 13, 2009, the Company made the mandatory prepayment to the Note Purchasers in the amount of approximately $31.3 million and a voluntary prepayment to the Note Purchasers of approximately $15.7 million.

Item 8.01	Financial Statement and Exhibits.

Reference is made to the description of the prepayment of approximately $47,000,000 of the outstanding principal amount of the obligations of the Note Parties under the Note Purchase Agreement set forth under Item 2.04 of this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently.  Forward-looking statements represent our management’s judgment regarding future events.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct.  All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements.  The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 16, 2009
THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Executive Vice President, Finance and Administration